UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2023

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Zip Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 15, 2023, the board of directors (the “Board”) of IR-Med, Inc. (the “Company”) appointed Mr. Tzur Di-Cori to serve as its Chief Executive Officer (CEO), effective October 15, 2023. Mr. Di-Cori will also serve as the Chief Executive Officer of the Company’s wholly-owned subsidiary, IR-Med LTD., an Israeli corporation.

Mr. Di-Cori, age 56, has served as the Co-Founder and owner at NatureIM Ltd. since 2023, a private holding company focused on developing peptide-derived materials for various purposes. From 2020-2023, Mr. Di-Cori served as CEO of DUSMIT Ltd., a privately–owned start-up company active in the health tech industry and agriculture which focuses on the development of air purification technology based on a real-time denaturation process, solving indoor air pollution. From 2017-2020, he served as Chief Executive Officer and co-founder at Veoli Ltd., a company which develops solutions for medical cannabis delivery. Prior to that, from 2014 to 2017, he served as Chief Executive Officer of Motorika Medical Ltd., a company developing robotic physical therapy devices for upper and lower extremities. From 2011 to 2014, Mr. Di-Cori served as President and CEO at LifeWatch Technologies Ltd., which was subsequently acquired and is currently owned by Koninklijke Philips N.V.

In conjunction with his appointment, the Company and Mr. Di-Cori entered into an employment agreement (the “Employment Agreement”), pursuant to which he will be subject to standard confidentiality, intellectual property assignment and non-compete provisions. In addition, in consideration of his service, Mr. Di-Cori will receive a monthly gross salary of NIS 45,000 ($11,842 approximately) and options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.58 per share, subject to and in accordance with the terms and conditions of the Company’s 2020 Incentive Stock Plan. The options shall vest over a four year period, with 25% of the options to vest on September 30, 2024, with the balance to vest in six (6) bi-annual installments, of sixteen point six percent (16.66%) shares from the remaining balance, every six months which shell vest starting at March 31, 2025, and thereafter at the end of each subsequent 6 months period, ending by September 30, 2027, provided that Mr. Di-Cori in still acting as the Chief Executive Officer of the Company.

No family relationships exist between Mr. Di-Cori and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Di-Cori and any other person pursuant to which Mr. Di-Cori was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Di-Cori has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Di-Cori is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01	Other Events.

On October 4, 2023, the Company issued a press release relating to the appointment of Mr. Di-Cori. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 5, 2023, between IR-Med, Inc. and Tzur Di-Cori.
99.1	Press release dated October 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

By:	/s/ Sharon Lefkoviz
Name:	Sharon Lefkoviz
Title:	Chief Financial Officer

Date: October 4, 2023